Product Prospectus Supplement MLN-ES-ETF-1 to the Prospectus dated July 28, 2014

The Toronto-Dominion Bank Senior Debt Securities Market-Linked Notes Linked to One or More Equity Securities or Exchange Traded Funds

GENERAL TERMS

The Toronto-Dominion Bank (the “Bank”) may from time to time offer and sell the types of notes listed above (collectively, the “notes”).  The notes are senior debt securities as referenced in the accompanying prospectus dated July 28, 2014. The accompanying prospectus and this product prospectus supplement describe the terms that may apply generally to the notes, including any notes you purchase.  A separate pricing supplement will describe specific terms of the notes being offered, including any changes to the terms specified below.  If the terms described in the applicable pricing supplement are inconsistent with those described in this product prospectus supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will govern.

The notes are linked to the performance of one or more equity securities or exchange traded funds (each, a “Reference Asset”) specified in the applicable pricing supplement. If the Reference Asset of your notes consists of more than one equity security or exchange traded fund, we may refer to the Reference Asset as a “Basket” and each applicable component of the Reference Asset as a “Basket Component.” The payment at maturity on your notes will be based on the performance of the Reference Asset during the term of your notes. The notes are designed for investors who are seeking exposure to the Reference Asset and who anticipate that the price of the Reference Asset will increase (or, in the case of bearish notes, decrease) from its Initial Price to the Final Price on the applicable valuation date or dates. Investors must be willing to forego interest payments on the notes and be willing to accept a return that may be negative, in which case you will receive at maturity less, and possibly significantly less, than your principal.

THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY. YOU ARE SUBJECT TO A RISK TO ALL OR A PORTION OF YOUR INVESTMENT IN THE NOTES, AS DESCRIBED IN MORE DETAIL BELOW.

The notes will not be listed on any securities exchange.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page PS-4 to read about investment risks relating to the notes. Unless otherwise specified in the applicable pricing supplement, the principal of the notes is not protected and you could lose some or all of your investment.

The price at which you purchase the notes includes hedging costs and profits that the Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The Bank may use this product prospectus supplement in the initial sale of notes.  In addition, TD Securities (USA) LLC or another of the Bank’s affiliates may use this product prospectus supplement in a market-making transaction in notes after their initial sale.  Unless the Bank or its agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The notes are unsecured and unsubordinated deposit liability obligations of the Bank and will rank on a parity in right of payment with all of the Bank’s deposit liabilities, except for obligations preferred by mandatory provisions of law. The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act (Canada) or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

TD Securities

Product Prospectus Supplement dated August 31, 2015.

TABLE OF CONTENTS

Product Prospectus Supplement

Prospectus dated July 28, 2014

Documents Incorporated by Reference	i
Where You Can Find More Information	ii
Further Information	ii
About this Prospectus	ii
Risk Factors	1
The Toronto-Dominion Bank	1
Presentation of Financial Information	1
Caution Regarding Forward-Looking Statements	1
Use of Proceeds	2
Consolidated Ratios of Earnings to Fixed Charges	3
Consolidated Capitalization and Indebtedness	4
Description of the Debt Securities	5
Forms of the Debt Securities	14
Book-Entry Procedures and Settlement	14
Tax Consequences	16
Benefit Plan Investor Considerations	26
Plan of Distribution	28
Conflicts of Interest	30
Limitations of Enforcement of U.S. Laws Against the Bank, Our Management and Others	31
Legal Matters	31
Experts	31
Other Expenses of Issuance and Distribution	31

In this product prospectus supplement, unless the context otherwise indicates, the “Bank,” “we,” “us” or “our” means The Toronto-Dominion Bank and its subsidiaries.  Also, references to the “prospectus” or the “accompanying prospectus” mean the prospectus, dated July 28, 2014, of The Toronto-Dominion Bank.  References to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your notes.

i

Summary

The information in this “Summary” section is qualified by the more detailed information set forth in this product prospectus supplement and the accompanying prospectus, as well as the applicable pricing supplement.

Issuer:	The Toronto-Dominion Bank (the “Bank”).
Issue:	Senior Debt Securities.
Reference Asset:	One or more equity securities, including an American Depositary Receipt (“ADR”), and/or exchange traded funds (each, an “ETF”), specified in the relevant pricing supplement.
Principal Amount:	As specified in the applicable pricing supplement.
Minimum Investment:	As specified in the applicable pricing supplement.
Denominations:	Unless otherwise specified in the applicable pricing supplement, the notes will be issued in denominations of $1,000 and integral multiples in excess of $1,000.
Interest Payable:	None, unless specified otherwise in the applicable pricing supplement.
Payment at Maturity:

The payment at maturity will be based on the performance of the Reference Asset, and will be calculated as follows:

Payment at Maturity in Excess of Principal

If the Final Price is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Initial Price, then, at maturity, you will receive an amount equal to:

Principal Amount + (Principal Amount × Percentage Change)

(a) If the applicable pricing supplement specifies that a “Leverage Factor” is applicable to your notes, then the payment at maturity will be calculated as follows:

Principal Amount + (Principal Amount × Percentage Change × Leverage Factor)

(b) If the applicable pricing supplement specifies that a “Booster Coupon” is applicable to your notes:

1. If the Percentage Change is greater than the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

2. If the Percentage Change is greater than or equal to 0% but less than or equal to the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Booster Percentage)

(c) If the applicable pricing supplement specifies that a cap is applicable to your notes, then the payment at maturity will not exceed the Maximum Redemption Amount set forth in the applicable pricing supplement.

(d) If the applicable pricing supplement specifies that a “Digital Coupon” is applicable to your notes, then the payment at maturity will equal:

Principal Amount + (Principal Amount x Digital Coupon)

PS-1

Payment at Maturity Less Than or Equal to Principal

If the Final Price is less than (or, in the case of bearish notes, greater than) the Initial Price, then, at maturity, you will receive less than the principal amount of your notes. In such a case, the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

(a) If the applicable pricing supplement specifies that a “Downside Multiplier” is applicable to your notes, then the payment at maturity will be calculated as follows:

Principal Amount + (Principal Amount × Percentage Change × Downside Multiplier)

(b) If the applicable pricing supplement specifies that a “Buffer” is applicable to your notes:

1. If the Final Price is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Buffer Price, then the payment at maturity will equal the principal amount of your notes.

2. If the Final Price is less than (or, in the case of bearish notes, greater than) the Buffer Price, then the payment at maturity will equal:

Principal Amount + [Principal Amount × (Percentage Change + Buffer Percentage)]

(c) If the applicable pricing supplement specifies that a “Barrier” is applicable to your notes:

1. If no Barrier Event has occurred, then the payment at maturity will equal the principal amount of your notes.

2. If a Barrier Event has occurred, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

Percentage Change:

The Percentage Change, expressed as a percentage, is calculated as follows:

Final Price – Initial Price

Initial Price

If your notes are bearish notes, the Percentage Change will be calculated as follows:

Initial Price – Final Price

Initial Price

Type of Note:	As specified in the applicable pricing supplement.
Maximum Redemption Amount:	As specified in the applicable pricing supplement, if applicable.
Leverage Factor:	As specified in the applicable pricing supplement, if applicable.
Downside Multiplier:	As specified in the applicable pricing supplement, if applicable.
Booster Percentage:	A specified percentage increase (or, in the case of bearish notes, decrease) in the price of the Reference Asset. The Booster Percentage will be set forth in the applicable pricing supplement, if applicable.
Digital Coupon:	A percentage that will be specified in the applicable pricing supplement.
Buffer Price:	A specified price of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Price. The Buffer Price will be a percentage of the Initial Price and set forth in the applicable pricing supplement, if applicable.
PS-2

Buffer Percentage:	A specified percentage relative to the Buffer Price and Initial Price that will be set forth in the applicable pricing supplement, if applicable. For example, if the Buffer Price is 90% of the Initial Price, the Buffer Percentage will be 10%.
Barrier Price:	A specified price of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Price. The Barrier Price will be a percentage of the Initial Price and set forth in the applicable pricing supplement, if applicable.
Barrier Event:

Depending upon the terms set forth in the applicable pricing supplement, a Barrier Event will occur if:

(i)          the Final Price is less than (or, in the case of bearish notes, greater than) the Initial Price, and

(ii)         (a) for notes subject to Intra-Day Monitoring, at any time during the Monitoring Period, the price of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Price, or

(b) for notes subject to Close of Trading Day Monitoring, on any trading day during the Monitoring Period, the closing price of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Price, or

(c) for notes subject to Final Valuation Date Monitoring, the Final Price is less than (or, in the case of bearish notes, greater than) the Barrier Price.

Monitoring Period:	As specified in the applicable pricing supplement, if applicable.
Initial Price:	As specified in the applicable pricing supplement.
Final Price:	The closing price of the Reference Asset on the valuation date (if there is one valuation date applicable to the notes) or the arithmetic average of the closing prices of the Reference Asset on each of the valuation dates (if there is more than one valuation date applicable to the notes), or any other dates specified in the applicable pricing supplement.
Issue Date:	As specified in the applicable pricing supplement.
Valuation Date(s):	Unless otherwise specified in the relevant pricing supplement, the valuation date, or if there is more than one valuation date, the final valuation date, will be the third trading day prior to the maturity date. A single valuation date is subject to extension for up to ten trading days for market disruption events.
Maturity Date:	As specified in the applicable pricing supplement.
CUSIP:	As specified in the applicable pricing supplement.
Clearance and Settlement:	DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Book-Entry Procedures and Settlement” in the accompanying prospectus).
Listing:	Unless specified otherwise in the applicable pricing supplement, the notes will not be listed on any securities exchange.
Calculation Agent:	Unless we specify otherwise in the applicable pricing supplement, the Bank.
Conflicts of Interest:	See “Supplemental Plan of Distribution (Conflicts of Interest)” below.
PS-3

Additional Risk Factors Specific to the Notes

An investment in your notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the accompanying prospectus.  You should carefully consider whether the notes are suited to your particular circumstances.  This product prospectus supplement should be read together with the accompanying prospectus and the applicable pricing supplement.  The information in the accompanying prospectus is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product prospectus supplement and the applicable pricing supplement.  This section describes the most significant risks relating to the terms of the notes.  We urge you to read the following information about these risks, together with the other information in this product prospectus supplement and the accompanying prospectus and the applicable pricing supplement, before investing in the notes.

General Risks Relating to the Notes

Your Investment in the Notes May Result in a Loss.

The notes do not guarantee any return of principal unless otherwise specified in the applicable pricing supplement. We will not repay you a fixed amount of principal on the maturity date. The amount payable on the notes at maturity will depend primarily on the Percentage Change in the price of the Reference Asset from the Initial Price to the Final Price. Because the price of the Reference Asset will be subject to market fluctuations, the return on your notes at maturity may be less, and possibly significantly less, than the principal amount per note. If the Final Price is less than (or, in the case of bearish notes, greater than) the Initial Price (and, in the case of notes with a buffer, less than (or, in the case of bearish notes with a buffer, greater than) the Buffer Price) or a Barrier Event has occurred (as applicable), the return on your notes will be less than the principal amount per note and you may lose all or a substantial portion of the amount you invested to purchase the notes. This will be the case even if the price of the Reference Asset is greater than (or, in the case of bearish notes, less than) the Initial Price at certain periods during the term of the notes. In the case of notes with a Downside Multiplier greater than 100%, your notes will participate in the downside performance (or, in the case of bearish notes, upside performance) of the Reference Asset on a leveraged basis. Depending on the Downside Multiplier, you may lose all or a substantial portion of the amount that you invested to purchase the notes.

The Buffer Price and Barrier Price Provide Only Limited Protection Against Loss.

You will receive the principal amount of your notes at maturity only if (i) in the case of notes with a buffer, the Final Price is greater than or equal to (or, in the case of bearish notes with a buffer, less than or equal to) the Buffer Price and (ii) in the case of notes with a barrier, a Barrier Event has not occurred. If the Final Price is less than (or, in the case of bearish notes, greater than) the Buffer Price or if a Barrier Event has occurred, as applicable, you will lose some or all of your principal amount.

The Notes Do Not Pay Interest and Your Return May Be Lower than the Return on a Conventional Debt Security of Comparable Maturity.

Unless specified otherwise in the applicable pricing supplement, there will be no periodic interest payments on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of the Bank with the same maturity date or if you invested directly in the Reference Asset. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your Potential Payment at Maturity May Be Limited.

If your notes are subject to a cap or a Digital Coupon, they will provide less opportunity to participate in the appreciation (or, in the case of bearish notes, depreciation) of the Reference Asset than an investment in a

PS-4

security linked to the Reference Asset providing full participation in the appreciation (or, in the case of bearish notes, depreciation), because the payment at maturity will not exceed the Maximum Redemption Amount or the Digital Coupon, as applicable. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security directly linked to the performance of the Reference Asset.

An Investment in the Notes Is Subject to Our Credit Risk, and Changes in Our Credit Ratings Are Expected to Affect the Market Value of the Notes.

An investment in any of the notes, which are the Bank’s senior unsecured debt securities, is subject to our credit risk.  As a result, your receipt of the amount due on the maturity date is dependent upon the Bank’s ability to repay its obligations as of each payment at that time.  This will be the case even if the price of the Reference Asset increases (or, in the case of bearish notes, decreases) after the pricing date. The existence of a trading market for, and the market value of, any of the notes may be affected by market perceptions of our creditworthiness.  If market perceptions of our creditworthiness were to decline for any reason, the market value of your notes, and the availability of the trading markets generally, may be adversely affected.  No assurance can be given as to what our financial condition will be at any time during the term of the notes, or at maturity.

Owning the Notes Is Not the Same as Owning the Reference Asset, Any Underlying Assets Held By an ETF Reference Asset or a Security Directly Linked to the Performance of the Reference Asset or the Underlying Assets Held By the Reference Asset.

The return on your notes will not reflect the return you would realize if you actually owned the Reference Asset, the underlying assets held by an ETF Reference Asset or a security directly linked to the performance of the Reference Asset or those underlying assets and held that investment for a similar period because, for example:

•	your notes may be subject to a cap or Digital Coupon, in which case the payment at maturity will not exceed the maximum return set forth in the applicable pricing supplement; and
•	the value of an ETF that is a Reference Asset may be calculated in part by reference only to the prices of the underlying assets held by the Reference Asset, without taking into consideration the value of any dividends or other distributions paid on those underlying assets.

Your notes may trade quite differently from the Reference Asset. Changes in the price of the Reference Asset may not result in comparable changes in the market value of your notes. Even if the price of the Reference Asset increases (or, in the case of bearish notes, decreases) from the Initial Price during the term of the notes, the market value of the notes prior to maturity may not increase to the same extent. It is also possible for the market value of the notes prior to maturity to decrease while the price of the Reference Asset increases (or, in the case of bearish notes, decreases).

There May Not Be an Active Trading Market for the Notes—Sales in the Secondary Market May Result in Significant Losses.

There may be little or no secondary market for the notes.  The notes will not be listed on any securities exchange. TD Securities (USA) LLC and other affiliates of the Bank may make a market for the notes; however, they are not required to do so.  TD Securities (USA) LLC or any other affiliate of the Bank may stop any market-making activities at any time.  Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high.  As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

PS-5

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

The following factors, which are beyond our control, may influence the market value of your notes:

•	the price of the Reference Asset, including, in the case of notes that have a buffer, whether the price of the Reference Asset trades or closes at a price below the Buffer Price or, in the case of notes that have a Barrier, whether a Barrier Event has occurred;
•	if your notes are subject to a cap or a Digital Coupon, your potential return on the notes will be limited;
•	the volatility (i.e., the frequency and magnitude of changes) of the price of the Reference Asset;
•	the dividend rate on the applicable Reference Asset or the stocks held by any Reference Asset that is an ETF;
•	economic, financial, political, military, regulatory, legal and other events that affect the applicable securities or commodities markets generally and the U.S. markets in particular, and which may affect the price of the Reference Asset;
•	if a Reference Asset that is an ETF reflects the value of one or more indices, commodities or other assets that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Reference Asset”), changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the payments due on your notes and their market value;
•	interest and yield rates in the market;
•	our financial condition and creditworthiness; and
•	the time remaining to maturity of the notes.

These factors may influence the market value of your notes if you sell your notes before maturity.  Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes.  If you sell your notes prior to maturity, you may receive less than the principal amount of your notes.

If Your Notes Are Linked to a Basket, Changes in the Price of One or More Basket Components May Be Offset by Changes in the Price of One or More Other Basket Components.

Your notes may be linked to a Basket. In such a case, a change in the prices of one or more Basket Components may not correlate with changes in the prices of one or more other Basket Components. The price of one or more Basket Components may increase, while the price of one or more other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of bearish notes. Therefore, in determining the price of the Basket as of any time, increases (or, in the case of bearish notes, decreases) in the price of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or, in the case of bearish notes, lesser decreases and increases) in the price of one or more other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the price of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your notes.

Exchange Rate Movements May Impact the Value of the Notes.

If the Reference Asset includes an ADR or an ETF that hold stocks, commodities, futures contracts on commodities or other assets (any such assets, “underlying assets”) that are traded in a currency other than U.S. dollars and, for purposes of the applicable ETF, are converted into U.S. dollars, then the Final Price may depend in

PS-6

part on the relevant exchange rates. If the value of the U.S. dollar strengthens or weakens against the relevant currencies, the Final Price and the return on the Notes may be adversely affected.

The Amount to Be Paid at Maturity Will Not Be Affected by All Developments Relating to the Reference Asset.

Changes in the price of the Reference Asset during the term of the notes before the relevant valuation date or valuation dates will not be reflected in the calculation of the payment at maturity, unless the price of the Reference Asset trades or closes below (or, in the case of bearish notes, above) the Barrier Price, as applicable. The calculation agent will calculate this amount by comparing only the Final Price to the Initial Price (or the Buffer Price, as applicable) and, in the case of notes that have a barrier, by comparing the closing price of the Reference Asset during the Monitoring Period or on the valuation date(s), as applicable, to the Barrier Price. No other prices of the Reference Asset will be taken into account. As a result, you may receive less than the principal amount of your notes, even if the price of the Reference Asset has increased (or, in the case of bearish notes, decreased) at certain times during the term of the notes before decreasing to a price below (or, in the case of bearish notes, increasing to a price above) the Initial Price (or Buffer Price, as applicable) and, if applicable, below (or, in the case of bearish notes, above) the Barrier Price as of the relevant dates.

We Will Not Hold Any Reference Asset or Any Asset Held By Any Reference Asset for Your Benefit.

The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey any Reference Asset or all or any portion of the underlying assets that may be held by the Reference Asset that we or they may acquire. Neither we nor our affiliates will pledge or otherwise hold any assets for your benefit, including any Reference Asset or underlying assets held by any Reference Asset. Consequently, in the event of our bankruptcy, insolvency or liquidation, any of those assets that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

The Market Value of Your Notes Will Likely Decline at an Accelerated Rate as the Price of the Reference Asset Approaches and Drops Below (or, in the Case of Bearish Notes, Rises Above) the Barrier Price.

If your notes have a barrier, when the trading price or closing price, as applicable, of the Reference Asset on any trading day declines (or, in the case of bearish notes, rises) from the Initial Price to a price near the Barrier Price for the first time, the market value of the notes will likely decline at a greater rate than the decrease (or, in the case of bearish notes, increase) in the price of the Reference Asset. If the price of the Reference Asset is near or below (or, in the case of bearish notes, above) the Barrier Price, we expect the market value of the notes to decline to reflect the fact that investors may receive less than their principal amount at maturity.

You Must Rely on Your Own Evaluation of the Merits of an Investment Linked to the Reference Asset.

In the ordinary course of their business, our affiliates and the agents and their affiliates may have expressed views on expected movements in any Reference Asset or any underlying assets held by any Reference Asset, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates or the agents or their affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any Reference Asset or any underlying assets held by any Reference Asset may at any time have significantly different views from those of our affiliates or the agents or their affiliates. For these reasons, you are encouraged to derive information concerning the applicable Reference Asset or the underlying assets held by such Reference Asset from multiple sources, and you should not rely solely on views expressed by our affiliates.

PS-7

Trading and Other Transactions by the Bank, the Agents or their Respective Affiliates in the Reference Asset or the Underlying Assets Held By the Reference Asset, Futures, Options, Exchange-Traded Funds or Other Derivative Products May Adversely Affect the Market Value of the Notes.

We, the agents, and our respective affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes. We, the agents, or our respective affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the notes. We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates. Such a party may enter into additional hedging transactions with other parties relating to the notes and the applicable Reference Asset. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, the agents, and our respective affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents, and our respective affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

We or one or more of our affiliates or the agents or their affiliates may also engage in trading in the Reference Asset or the underlying assets held by the Reference Asset and other investments relating to those assets on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the price of the Reference Asset and, therefore, the market value of the notes. We or one or more of our affiliates or the agents or their affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Asset or any underlying assets held by the Reference Asset. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates or the agents or their affiliates could adversely affect the market value of the notes.

The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Our Cost of Hedging Our Market Risk under the Notes is Likely to Adversely Affect the Market Value of the Notes.

The price at which you purchase the notes includes a selling concession (including a broker’s commission), as well as the costs that we (or one of our affiliates) may incur in the hedging of our market risk under the notes.  The hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing the hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price.

The Business Activities of the Bank or its Affiliates or the Agents or their Affiliates May Create Conflicts of Interest.

As noted above, we and our affiliates and the agents and their affiliates expect to engage in trading activities related to the Reference Asset or any underlying assets held by an ETF that is a Reference Asset that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders’ interests in the notes and the interests we and our affiliates and the agents and their affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of the Reference Asset, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates and the agents and their affiliates may, at present or in the future, engage in business with the issuers of a Reference Asset or the equity securities held by an ETF that is a Reference Asset, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates’ or the agents and their affiliates’ obligations and your interests as a holder of the notes. Moreover, we and our affiliates and the agents and their affiliates may have published, and in the future expect to publish, research reports with respect to the Reference Asset or the underlying assets held by the Reference Asset. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or

PS-8

holding the notes. Any of these activities by us or one or more of our affiliates or the agents or their affiliates may affect the price of the Reference Asset and, therefore, the market value of the notes.

The Calculation Agent Can Postpone the Determination of the Final Price if a Market Disruption Event Occurs.

The determination of the Final Price may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on any valuation date with respect to the Reference Asset. If such a postponement occurs, the calculation agent will use the closing price of the Reference Asset on the first subsequent business day on which no market disruption event occurs or is continuing. In no event, however, will any valuation date be postponed by more than ten trading days. As a result, if a market disruption event occurs or is continuing on a valuation date, the maturity date for the notes could also be postponed, although not by more than ten trading days.

If the determination of the price of the Reference Asset for any valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the price of the Reference Asset will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the price that would have prevailed in the absence of the market disruption event. See “General Terms of the Notes—Market Disruption Events”.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

The calculation agent will, among other things, determine the amount of your payment at maturity on the notes. Unless otherwise specified in the applicable pricing supplement, the Bank will serve as the calculation agent. We may appoint a different calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions and may take into consideration the Bank’s ability to unwind any related hedges. Since this discretion by the calculation agent may affect payments on the notes, the calculation agent may have a conflict of interest if it needs to make any such decision. For example, the calculation agent may have to determine whether a market disruption event affecting the Reference Asset has occurred, and make certain adjustments to the Reference Asset if certain events occur. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the notes, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. For additional information as to the calculation agent’s role, see “General Terms of the Notes—Role of Calculation Agent.”

The Historical Performance of the Reference Asset or its Components Should Not Be Taken as an Indication of Their Future Performance.

The price of the Reference Asset will determine the amount to be paid on the notes at maturity. The historical performance of the Reference Asset or its components does not necessarily give an indication of their future performance. As a result, it is impossible to predict whether the price of the Reference Asset will rise or fall during the term of the notes. The price of the Reference Asset and its components (if applicable) will be influenced by complex and interrelated political, economic, financial and other factors.

Significant Aspects of the Tax Treatment of an Investment in the Notes Are Uncertain.

The tax treatment of an investment in the notes is uncertain.  We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of an investment in the notes, and the Internal Revenue Service, the Canada Revenue Agency or a court may not agree with the tax treatment described in this product prospectus supplement. Furthermore, changes to tax legislation or administrative practices could materially and adversely affect the tax treatment of an investment in the notes.

If the Reference Asset or any Basket Component is an ETF, while the matter is not entirely clear, unless otherwise specified in the applicable pricing supplement, there exists a substantial risk that an investment in a note is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Internal Revenue Code

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applies. If Section 1260 of the Internal Revenue Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a note will be recharacterized as ordinary income and certain interest charges may apply. See the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences – Supplemental U.S. Tax Considerations – Potential Application of Section 1260 of the Internal Revenue Code.”

The Internal Revenue Service has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes should be treated as ordinary income.  The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the sections entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this product prospectus supplement and the section “Tax Consequences” in the accompanying prospectus.  You should consult your tax advisor about your own tax situation.

For a more complete discussion of the Canadian federal income tax consequences of investing in the notes, please see “Tax Consequences – Canadian Taxation” in the accompanying prospectus.  If you are not a Non-resident Holder (as that term is defined in “Tax Consequences – Canadian Taxation” in the accompanying prospectus) or if you acquire the notes in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

Unless otherwise specified in the applicable pricing supplement, the notes will be denominated in U.S. dollars.  If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or returns of your investment.

This product prospectus supplement contains a general description of certain U.S. tax considerations relating to the notes.  If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving the payments that may be due under the notes.

This product prospectus supplement also contains a discussion of certain Canadian tax consequences. If you are not a Non-resident Holder (as that term is defined in “Tax Consequences – Canadian Taxation” in the accompanying prospectus) or if you acquire the notes in the secondary market, you should consult your tax advisor as to the consequences of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes.

The Notes May Be Subject to Write-Off, Write-Down or Conversion under Current and Proposed Canadian Resolution Powers.

The Canada Deposit Insurance Corporation, Canada’s resolution authority, was granted enhanced restructuring powers in 2009 to transfer certain assets and liabilities of a bank to a newly created “bridge bank” for such consideration as it determines in the event of a bank getting into distress, to facilitate a sale of the bank to another financial institution as a going concern, or failing that, to wind up the bridge bank. Upon exercise of such power, any remaining assets and liabilities would remain with the “bad bank,” which would be wound up. As such, in this scenario, any liabilities of the Bank, such as the notes, that remain with the “bad bank” may be effectively written off or subject to only partial repayment in the ensuing winding-up.

On August 1, 2014, the Government of Canada proposed a “bail-in” regime for the six domestic systemically important banks (D-SIBs). Bail-in regimes are being implemented in a number of jurisdictions following the 2008 financial crisis in an effort to limit taxpayer exposure to potential losses of a failing institution and ensure the institution’s shareholders and creditors remain responsible for bearing such losses. The proposed regime would grant the Government of Canada the power to permanently cancel an institution’s existing common

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shares and/or convert an institution’s long-term senior debt into common shares. Either power would only be exercisable once the institution was no longer viable and full conversion of the institution’s non-viable contingent capital (NVCC) instruments into common shares had already occurred. Deposits (including those insured by the Canada Deposit Insurance Corporation), shorter-term unsecured wholesale debt, and derivatives would not be subject to conversion or cancellation. Higher loss absorbency requirements would also apply to ensure affected banks maintain sufficient capital to absorb the proposed conversions. In the federal budget plan released on April 21, 2015, the Government of Canada confirmed its intention to move forward with the Taxpayer Protection and Bank Recapitalization Regime, although no firm timetable was provided.  The proposed changes could adversely impact the Bank’s cost of funding.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. For additional information, please see the discussion under “Employee Retirement Income Security Act” below.

Risks Relating to Notes Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar note — e.g., a note whose principal and/or payment at maturity payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency — you should consult your own financial and legal advisors as to the currency risks entailed by your investment.  Notes of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Note.

Foreign currency exchange rates can either float or be fixed by sovereign governments.  From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies.  Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing non-U.S. dollar notes is that their yields or payouts could be significantly and unpredictably affected by governmental actions.  Even in the absence of governmental action directly affecting currency exchange rates, political, military or economic developments in the country issuing the specified currency for a non-U.S. dollar note or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency.  These changes could affect the value of the note as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a note at its maturity or on any other payment date.  In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

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In a Lawsuit for Payment on a Non-U.S. Dollar Note, an Investor May Bear Foreign Currency Exchange Risk.

The notes will be governed by New York law.  Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a note denominated in a foreign currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment.  Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.  You will therefore be exposed to currency risk with respect to both the U.S. dollar and, if applicable, the foreign currency.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars.  For example, a judgment for money in an action based on a non-U.S. dollar note in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars.  The date used to determine the rate of conversion of the currency in which any particular note is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Non-U.S. Dollar Notes Will Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency.

Notes payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the notes comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment.  These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets.  If we make payment in U.S. dollars, the exchange rate we will use, unless otherwise specified in the applicable pricing supplement, will be based on the most recently available noon buying rate in New York City for cable transfers of the other currency, available from the Federal Reserve Bank of New York.  The most recently available rate may be for a date substantially before the payment date.  A determination of this kind may be based on limited information and would involve significant discretion on the part of the calculation agent, as specified in the applicable pricing supplement.  As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero.

In addition, the unavailability of the specified non-U.S. currency will expose you to currency risks with respect to the U.S. dollar which would not have existed had the specified non-U.S. currency been available.

We Will Not Adjust Any Notes to Compensate for Changes in Foreign Currency Exchange Rates.

Except as set forth in the applicable pricing supplement, we will not make any adjustment or change in the terms of any note in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency or any other currency.  Consequently, investors in notes will bear the risk that their investment may be adversely affected by these types of events.

Risks Relating to the Reference Asset

You Will Have No Rights as a Security Holder, You Will Have No Rights to Receive Any Shares of the Reference Asset or Any Underlying Assets Held By the Reference Asset, and You Will Not Be Entitled to Dividends or Other Distributions by the Reference Asset.

The notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the notes will not make you a holder of shares of the Reference Asset or any of its underlying assets. You will not have any voting rights, any rights to receive dividends or other distributions, any rights against the issuer, investment advisor or manager of the Reference Asset, or any other rights with respect to the Reference Asset or its underlying assets. As a result, the return on your notes may not reflect the return you

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would realize if you actually owned shares of the Reference Asset or its underlying assets and received the dividends paid or other distributions made in connection with them. Your notes will be paid in cash and you have no right to receive delivery of shares of the Reference Asset or any of its underlying assets (unless specified in any pricing supplement).

The Issuer or Any Reference Asset Publisher of the Reference Asset Will Not Have Any Role or Responsibilities with Respect to the Notes.

The issuer or any Reference Asset Publisher (as defined below) of the Reference Asset will not have authorized or approved the notes, and will not be involved in any offering. The issuer or a Reference Asset Publisher of the Reference Asset will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the Reference Asset or the notes. The issuer or a Reference Asset Publisher of the Reference Asset will not receive any of the proceeds from any offering of the notes. No issuer or any Reference Asset Publisher of a Reference Asset will be responsible for, or participate in, the determination or calculation of the amounts receivable by holders of the notes.

An Investment in the Notes May Be Subject to Risks Associated with Non-U.S. Securities Markets.

The Reference Asset may include one or more equity securities, ADRs or ETFs, or securities held by that ETF, which have been issued by one or more non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. In addition, there is generally less publicly available information in the U.S. about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Prices of securities in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

We Do Not Control the Issuer of Any Reference Asset or any Reference Asset Publisher and Are Not Responsible for Any Disclosure Made by Any Other Company.

Neither we nor any of our affiliates have the ability to control the actions of any issuer or any Reference Asset Publisher of a Reference Asset, or the issuers of the securities that are held by the Reference Asset that is an ETF. We do not assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are represented by the Reference Asset. We are not responsible for any other issuer’s public disclosure of information on itself or the Reference Asset, whether contained in Securities Exchange Commission filings or otherwise. We will not perform any due diligence procedures with respect to the issuer or any Reference Asset Publisher of the applicable Reference Asset. You should make your own investigation into the issuer or any Reference Asset Publisher of the Reference Asset, or the issuers of the securities that are held by a Reference Asset that is an ETF.

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You Will Have Limited Anti-Dilution Protection.

The calculation agent will adjust the Initial Price, Buffer Price and Barrier Price for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the Reference Asset, but only in the situations we describe in “General Terms of the Notes—Anti-Dilution Adjustments” below. The calculation agent will not be required to make an adjustment for every corporate event that may affect the Reference Asset. For example, the calculation agent will not make any adjustments for events such as an offering by the relevant issuer, a tender or exchange offer for the issuer’s shares at a premium to its then-current market price by that issuer or a tender or exchange offer for less than all outstanding shares of that issuer by a third party. Those events or other actions by the applicable issuer or a third party may nevertheless adversely affect the price of the Reference Asset, and adversely affect the value of your notes.

Risks Relating to Reference Asset that Is an ADR

The risk factors in this section will be applicable to your notes if one or more ADRs are included in the Reference Asset.

The Value of the Reference Asset May Not Accurately Track the Value of the Common Shares of the Applicable Company.

If the Reference Asset is an ADR, each share of the Reference Asset will represent shares of the relevant company (an “Underlying Company”). The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares.

Adverse Trading Conditions in the Applicable Non-U.S. Market May Negatively Affect the Value of the Underlying Stock.

Holders of the Underlying Company’s ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the underlying stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs.

Delisting of a Reference Asset That Is an ADR May Adversely Affect the Value of the Notes.

If a Reference Asset that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, the applicable Reference Asset will be deemed to be the Underlying Company’s common equity securities rather than the ADRs, and the calculation agent will determine the price of that Reference Asset by reference to those common shares, as described below under “General Terms of the Notes—Delisting of ADRs or Termination of ADR Facility.” Replacing the original ADRs with the underlying common shares may adversely affect the return on the notes.

Risks Relating to Reference Asset That Is an ETF

The risk factors in this section will be applicable to your notes if the Reference Asset includes one or more ETFs.

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Changes that Affect an Underlying Index Will Affect the Market Value of the Notes and the Amount You Will Receive at Maturity.

The policies of a sponsor of any index (the “Index Sponsor”) that is the underlying index for an ETF that is a Reference Asset concerning the calculation of that index, additions, deletions or substitutions of the components of that index and the manner in which changes affecting those components, such as stock dividends, reorganizations or mergers, may be reflected in the index and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if the Index Sponsor changes these policies, for example, by changing the manner in which it calculates the index.

The Respective Sponsor, Publisher, or Investment Adviser of an ETF or an Underlying Index (Each, a “Reference Asset Publisher”) May Adjust the ETF or the Underlying Index in a Way that Affects Its Value, And They Have No Obligation To Consider Your Interests.

A Reference Asset Publisher can change the investment policies of the applicable ETF or the policies concerning the calculation of the applicable ETF’s net asset value, or add, delete, or substitute the underlying assets held by the ETF or the components included in an underlying index, as the case may be, or make other methodological changes that could change the value of that ETF or underlying index. Additionally, a Reference Asset Publisher may alter, discontinue, or suspend calculation or dissemination of the price of its ETF, the net asset value of its ETF, or the level of its underlying index, as the case may be. Any of these actions could adversely affect the value of your notes. This could also result in the early redemption of your notes. See “General Terms of the Notes—Discontinuance of or Material Change to an ETF.” The Reference Asset Publishers will have no obligation to consider your interests in calculating or revising any ETF or underlying index.

There Are Liquidity and Management Risks Associated with an ETF.

Although shares of an ETF that is a Reference Asset will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Reference Asset or that there will be liquidity in that trading market.

An ETF is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The Performance of the Reference Asset and the Performance of the Underlying Index May Vary.

The performance of the Reference Asset and that of its underlying index (or other underlying asset) generally will vary due to transaction costs, certain corporate actions and timing variances. If the Reference Asset maintains a “representative sampling” strategy as to an underlying index, the performance of the Reference Asset will differ to some degree from that of the underlying index.

In addition, because the shares of the Reference Asset are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Reference Asset may differ from its net asset value per share; shares of the Reference Asset may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of the Reference Asset may not match the performance of the underlying index (or other underlying asset) over the same period. Because of this variance, the return on the notes to the extent dependent on the return of the Reference Asset may not be the same as an investment directly in the securities or other investments included in the underlying asset or the same as a debt security with a payment at maturity linked to the performance of the underlying asset.

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Risks Associated with the Applicable Underlying Index, or Underlying Assets of an ETF, Will Affect the Price of that ETF and Hence, the Value of the Notes.

ETFs are funds which may hold a variety of underlying assets, and which performance may be designed to track the performance of an underlying index. While the notes are linked to an ETF and not to its underlying assets or underlying index, risks associated with its underlying assets or underlying index will affect the share price of that ETF and hence the value of the notes. Some of the risks that relate to an underlying index include those discussed below in this product prospectus supplement in relation to commodity-based ETFs, which you should review before investing in the notes.

Time Zone Differences Between the Cities Where the Underlying Asset and the Reference Asset Trade May Create Discrepancies in Trading Prices.

As a result of the time zone difference, if applicable, between the cities where the securities or commodities comprising the underlying asset trade and where the shares of the Reference Asset trade, there may be discrepancies between the values of the underlying asset and the market value of the notes. In addition, there may be periods when the foreign securities or commodities markets are closed for trading (for example, during holidays in a country other than the United States) that may result in the values of the underlying asset remaining unchanged for multiple trading days in the city where the shares of the Reference Asset trade. Conversely, there may be periods in which the applicable foreign securities or commodities markets are open, but the securities market on which the Reference Asset trades is closed.

Risks Relating to Commodity-Based Reference Asset

The risk factors in this section will be applicable to your notes if one or more of the ETFs that are included in the Reference Asset invest in one or more commodities.

Commodities Prices Are Highly Volatile Due to Unpredictable Factors that Affect Supply and Demand.

Several factors, many of which are beyond our control, may influence the market value of the notes. Factors that may affect supply and demand of the underlying commodities or futures contracts tracked by the Reference Asset and, thus, the market value of the notes include (but are not limited to):

•	political events;
•	weather;
•	agriculture;
•	disease;
•	labor activity;
•	technological developments;
•	direct government activity (such as embargoes); and
•	other supply disruptions in major producing or consuming regions of the applicable commodity.

These factors may adversely affect the performance of the Reference Asset or underlying commodities or futures contracts of the Reference Asset and the market value of the notes. The market value of the notes will also be affected by, among other things:

•	the trading prices of the applicable commodities;
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•	the trading prices of the applicable commodities futures; and
•	the volatility of the applicable commodities and commodities futures (including the frequency and magnitude of price increases and decreases in those commodities or commodities futures).

Suspension or Disruptions of Market Trading in the Commodity and Related Futures Markets May Adversely Affect the Value of Your Notes.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention.

Certain exchanges have regulations which limit the amount of fluctuations in futures contracts that may occur during a single trading day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at disadvantageous times or prices. These circumstances could affect the price of the Reference Asset or the underlying commodities of the Reference Asset and could therefore adversely affect the market value of the notes.

Legal and Regulatory Changes Could Adversely Affect the Return on Your Notes.

The value of the commodities held by an ETF could be adversely affected by new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities and futures contracts) by one or more governments, courts, or other official bodies.

In the U.S., the regulation of commodity transactions is subject to ongoing modification by governmental and judicial action. For example, the U.S. Commodity Futures Trading Commission (“CFTC”) has interpreted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which was enacted in July 2010, to require the CFTC to impose limits on the size of positions that can be held by market participants in futures contracts and OTC derivatives on certain physical commodities. The CFTC’s rules providing for such position limits have been, and may in the future be, subject to litigation challenging their validity, the potential final outcome of which cannot be known at this time. While the ultimate scope and effect of any final and implemented position limit rules are not yet known, these limits will likely restrict the ability of many market participants to trade in the commodities markets to the same extent as they have in the past, including affecting their ability to enter into or maintain hedge positions in the applicable commodity or futures contracts. These rules and various other legislative and regulatory requirements may, among other things, reduce liquidity, increase market volatility, and increase costs in these markets. These consequences could adversely affect an ETF and the value of your notes.

In addition, other governmental or regulatory bodies (such as the European Commission) have proposed or may propose in the future legislation or regulations containing restrictions similar to those contemplated by Dodd-Frank, or other legislation or regulations containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. If such legislation or regulations are adopted or other legislation or regulations are adopted in the future, they could have an adverse effect on the value of the applicable ETF and your notes.

Underlying Commodities that Trade on Foreign Exchanges, and Baskets Containing Such Commodities and Indices Based in Part on Such Commodities May Be Subject to Additional Market Risks.

The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include (but are not limited to):

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•	varying exchange rates;
•	varying quoting conventions or contract specifications on different exchanges;
•	exchange controls;
•	expropriation;
•	burdensome or confiscatory taxation;
•	moratoriums; and
•	political or diplomatic events.

It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the applicable commodities.

The Notes Will Not Be Regulated by the CFTC.

Unlike a direct investment in futures contracts related to the applicable commodities, your investment in the notes does not afford you the benefits of the regulatory protections of the CFTC. You will not benefit from the CFTC’s or any other non-U.S. regulators’ regulatory protections that are afforded to persons who trade in futures contracts through a registered futures merchant or operator.

Unlike an investment in notes linked to the performance of an ETF that invests in one or more commodities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”). Because the notes will not be interests in a commodity pool, they will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools.

An Investment in the Notes May Be Subject to Risks Associated with the London Bullion Market Association (the “LBMA”).

The closing prices of some commodities, such as gold and silver, may be determined by reference to fixing prices reported by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LMBA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA ceases operations, or if bullion trading becomes subject to a value-added tax or other tax or any other form of regulation currently not in place, the role of the LBMA price fixings as a global benchmark for the value of the relevant commodities may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

An Investment in the Notes May Be Subject to Risks Associated with the Trading of Commodities on the London Metals Exchange (the “LME”).

The market prices of some commodities may be determined by reference to the settlement prices of contracts traded on the LME. The LME is a principals’ market which operates in a manner more closely analogous

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to the over-the-counter physical commodity markets than the futures markets, and certain features of U.S. futures markets are not present in the context of LME trading. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations are occurring on a valuation date, the prices of the contracts used to determine the price of the underlying commodities of the Reference Asset could be affected in a manner that adversely affects the payment at maturity.

Other Risk Factors Relating to the Applicable Reference Asset

The applicable pricing supplement may set forth additional risk factors as to the Reference Asset that you should review prior to purchasing the notes.

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General Terms of the Notes

Please note that in this section entitled “General Terms of the Notes,” references to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary.  Owners of beneficial interests in the notes should read the sections entitled “Forms of the Debt Securities” and “Book-Entry Procedures and Settlement” in the accompanying prospectus.

In addition to the terms described on the front cover and in the “Summary” section of this product prospectus supplement, the following general terms will apply to the notes, including your notes:

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments of principal and interest will be made in U.S. dollars (“$”).

No Listing

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	a business day for your notes will have the meaning described under “—Special Calculation Provisions—Business Day” below; and
•	a trading day for your notes will have the meaning described under “—Special Calculation Provisions—Trading Day” below.

Please note that the information about the issuance, issue date, issue price discounts or commissions and net proceeds to the Bank in the applicable pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Payment at Maturity

At maturity, subject to our credit risk as issuer of the notes, you may receive a cash payment that is based on the performance of the Reference Asset. The payment at maturity will be calculated as follows:

Payment at Maturity in Excess of Principal

If the Final Price is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Initial Price, then, at maturity, you will receive an amount equal to:

Principal Amount + (Principal Amount × Percentage Change)

The Percentage Change is the difference between the Final Price and the Initial Price and is expressed as a percentage of the Initial Price. The Percentage Change may be positive or negative and will be calculated as follows:

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Final Price - Initial Price
Initial Price

If your notes are bearish notes, the Percentage Change will be calculated as follows:

Initial Price - Final Price
Initial Price

(a) Leverage Factor. If the applicable pricing supplement specifies that a Leverage Factor is applicable to your notes, then the payment at maturity will be calculated as follows:

Principal Amount + (Principal Amount × Percentage Change × Leverage Factor)

The Leverage Factor represents the extent to which your notes will participate in the upside performance (or, in the case of bearish notes, downside performance) of the Reference Asset. The Leverage Factor may be less than, equal to, or greater than 100%. If the Leverage Factor is less than 100%, your notes will participate in less than the full upside performance (or, in the case of bearish notes, downside performance) of the Reference Asset. If the Leverage Factor is greater than 100%, your notes will participate in the upside performance (or, in the case of bearish notes, downside performance) on a leveraged basis. The Leverage Factor will be specified in the applicable pricing supplement, if applicable.

(b) Booster Coupon. If the applicable pricing supplement specifies that a Booster Coupon is applicable to your notes:

1. If the Percentage Change is greater than the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

2. If the Percentage Change is greater than or equal to 0% but less than or equal to the Booster Percentage, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Booster Percentage)

The Booster Percentage is a specified increase (or, in the case of bearish notes, decrease) in the price of the Reference Asset, and will be set forth in the applicable pricing supplement, if applicable.

(c) Cap. If the applicable pricing supplement specifies that a cap is applicable to your notes, then the payment at maturity will not exceed the Maximum Redemption Amount set forth in the applicable pricing supplement.

(d) Digital Coupon. If the applicable pricing supplement specifies that a Digital Coupon is applicable to your notes, then the payment at maturity will equal:

Principal Amount + (Principal Amount x Digital Coupon)

The Digital Coupon will be a percentage specified in the applicable pricing supplement.

Payment at Maturity Less than or Equal to Principal

If the Final Price is less than (or, in the case of bearish notes, greater than) the Initial Price, then, at maturity, you will receive less than the principal amount of your notes. In such a case, the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

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(a) Downside Multiplier. If the applicable pricing supplement specifies that a Downside Multiplier is applicable to your notes, then the payment at maturity will be calculated as follows:

Principal Amount + (Principal Amount × Percentage Change × Downside Multiplier)

The Downside Multiplier represents the extent to which your notes will participate in the downside performance (or, in the case of bearish notes, upside performance) of the Reference Asset. The Downside Multiplier may be less than, equal to, or greater than 100%. If the Downside Multiplier is less than 100%, your notes will participate in less than the full downside performance (or, in the case of bearish notes, upside performance) of the Reference Asset. If the Downside Multiplier is greater than 100%, your notes will participate in the downside performance (or, in the case of bearish notes, upside performance) on a leveraged basis. The Downside Multiplier will be specified in the applicable pricing supplement, if applicable. Depending on the Downside Multiplier, you may lose all or a substantial portion of the amount that you invested to purchase the notes; however, in no event will you lose more than your initial investment.

(b) Buffer. If the applicable pricing supplement specifies that a Buffer is applicable to your notes:

1. If the Final Price is greater than or equal to (or, in the case of bearish notes, less than or equal to) the Buffer Price, then the payment at maturity will equal the principal amount of your notes.

2. If the Final Price is less than (or in the case of bearish notes, greater than) the Buffer Price, then the payment at maturity will equal:

Principal Amount + [(Principal Amount × (Percentage Change + Buffer Percentage)]

The Buffer Price is a specified price of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Price. The Buffer Price will be a percentage of the Initial Price and set forth in the applicable pricing supplement, if applicable. The Buffer Percentage is a specified percentage that will be set forth in the applicable pricing supplement, if applicable. For example, if the Buffer Price is 90% of the Initial Price, the Buffer Percentage will be 10%.

(c) Barrier. If the applicable pricing supplement specifies that a Barrier is applicable to your notes:

1. If no Barrier Event has occurred, then the payment at maturity will equal the principal amount of your notes.

2. If a Barrier Event has occurred, then the payment at maturity will equal:

Principal Amount + (Principal Amount × Percentage Change)

Unless otherwise specified in the applicable pricing supplement, a Barrier Event will occur if:

(i)	the Final Price is less than (or, in the case of bearish notes, greater than) the Initial Price; and
(ii)	(a) for notes subject to Intra-Day Monitoring, at any time during the Monitoring Period, the price of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Price, or

(b) for notes subject to Close of Trading Day Monitoring, on any trading day during the Monitoring Period, the closing price of the Reference Asset is less than (or, in the case of bearish notes, greater than) the Barrier Price, or

(c) for notes subject to Final Valuation Date Monitoring, the Final Price is less than (or, in the case of bearish notes, greater than) the Barrier Price.

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The applicable pricing supplement will specify which of these three Monitoring Methods is applicable to your notes as well as the applicable Monitoring Period. If your notes are monitored by a different method, that method will be specified in the applicable pricing supplement, as well as any other provisions relating to the determination of the amount payable on your notes at maturity.

The Barrier Price is a specified price of the Reference Asset that is less than (or, in the case of bearish notes, greater than) the Initial Price. The Barrier Price will be a percentage of the Initial Price and set forth in the applicable pricing supplement, if applicable.

Determining the Price of the Reference Asset

Initial Price. The applicable pricing supplement will set forth the Initial Price of the Reference Asset. Unless otherwise specified in the applicable pricing supplement, the Initial Price of an equity security or ETF will be its closing price on the pricing date.

Final Price. Unless otherwise specified in the applicable pricing supplement, the Final Price of an equity security or ETF on any valuation date will be its closing price on that date.

Closing Price

The closing price for any Reference Asset on any day will equal the closing sale price or last reported sale price for the security or the ETF, on a per-share or other unit basis:

•	on the principal national securities exchange on which that Reference Asset is listed for trading on that day, or
•	if that security or ETF is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that Reference Asset.

If that Reference Asset is not listed or traded as described above, then the closing price for that Reference Asset on any day will be the average, as determined by the calculation agent, of the bid prices for the Reference Asset obtained from as many dealers in that Reference Asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Valuation Date

Unless otherwise specified in the applicable pricing supplement, the valuation date (if there is only one valuation date applicable to the notes) or the final valuation date (if there is more than one valuation date applicable to the notes) will be the third scheduled trading day prior to the maturity date specified in the applicable pricing supplement. If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date applicable to the notes, the Final Price will be determined as described in “—Market Disruption Events” below.

Maturity Date

The maturity date will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the maturity date will be the next following business day.  No interest will accrue past the maturity date specified in the applicable pricing supplement. The maturity date is subject to postponement if a market disruption event occurs or is continuing on the valuation date, as described in “—Market Disruption Events” below.

No Interest

Unless specified otherwise in the applicable pricing supplement, the notes will not pay any interest.

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Discontinuance of or Material Change to an ETF

If shares of an ETF are de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute an exchange traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued ETF (that exchange traded fund being referred to herein as a “successor ETF”). In that event, the calculation agent will adjust the Initial Price, the Buffer Price and/or the Barrier Price, as necessary, such that the successor ETF closely replicates the performance of the discontinued ETF.

If an ETF (or a successor ETF) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the ETF (or a successor ETF) is available, then the calculation agent will, in its sole discretion, calculate the closing price of that ETF (or a successor ETF) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that ETF (or a successor ETF). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

If a successor ETF is selected or the calculation agent calculates the closing price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the ETF (or a successor ETF), that successor ETF or substitute computation methodology, as applicable, will be substituted for the ETF (or that successor ETF) for all purposes of the notes.

If at any time:

•	an underlying index for an ETF (or a successor ETF) is discontinued or ceases to be published and (i) the sponsor of the underlying index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the underlying index (a “successor underlying index”) or (ii) the issuer of the ETF does not announce that the ETF will track the successor underlying index; or
•	an ETF (or a successor ETF) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the ETF, or a material change to the related underlying index) so that the ETF does not, in the opinion of the calculation agent, fairly represent the price per share of that ETF (or that successor ETF) had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of that ETF (or that successor ETF) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the closing price of the ETF (or any successor ETF) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the ETF or the related underlying index may adversely affect trading in the notes.

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If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and the amount payable to you will be calculated as though the date of acceleration were the stated maturity date of the notes and as if the final valuation date were the third trading day prior to the date of acceleration.

Adjustments Relating to Notes Linked to a Basket

If a Basket Component that is an ETF is discontinued or materially changed as described above and the calculation agent substitutes a successor ETF, or otherwise affects or modifies a Basket Component, then the calculation agent will make those calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a basket comparable to the original Basket (including without limitation changing the percentage weights of the Basket Components), as if those changes or modifications had not been made, and will calculate the payments on the notes with reference to that basket or the successor basket (as described below), as adjusted.

In this event, the calculation agent will provide written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the indenture, to each noteholder, or in the case of global notes, the depositary, as holder of the global notes.

In the event of the adjustment described above, the newly composed basket is referred to in this section as the “successor basket” and will be used as a substitute for the original Basket for all purposes.

If the calculation agent determines that the available successor basket or basket components as described above do not fairly represent the value of the original Basket or Basket Components, as the case may be, then the calculation agent will determine the price of the applicable Basket Components or the Basket level for any valuation date as described above.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in or material change to any Basket Component may adversely affect the market value of the notes.

Delisting of ADRs or Termination of an ADR Facility

If the Reference Asset that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, then, on and after the date that the Reference Asset is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the notes will be deemed to be linked to the common shares of the Underlying Company, and the calculation agent will determine the payment at maturity by reference to such common shares. Under such circumstances, the calculation agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, including the determination of the Final Price, the closing price of the Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

Market Disruption Events

If the Final Price will be determined on a single valuation date and a market disruption event occurs or is continuing on that date, the Final Price will equal the closing price of the Reference Asset on the first trading day following the valuation date on which the calculation agent determines that a market disruption event is not continuing. If a market disruption event occurs or is continuing on each trading day to and including the tenth trading day following the valuation date, the Final Price will be determined (or, if not determinable, estimated by the calculation agent in a manner which is considered commercially reasonable under the circumstances) by the calculation agent on that tenth trading day, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final

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Price that would have prevailed in the absence of the market disruption event. If the valuation date is postponed due to a market disruption event, the maturity date will be postponed to the third trading day after the postponed valuation date.

If the Final Price will be determined over more than one valuation date and a market disruption event occurs or is continuing on any scheduled valuation date other than the final valuation date, the price of the Reference Asset for that valuation date will equal the closing price of the Reference Asset on the next scheduled valuation date. For example, if a market disruption event occurs or is continuing on the first and second scheduled valuation dates, but not on the third scheduled valuation date, then the closing price of the Reference Asset on the third scheduled valuation date will also be deemed to be the closing price of the Reference Asset on the first and second scheduled valuation dates. If no further scheduled valuation dates occur after a valuation date on which a market disruption event occurs or is continuing or if a market disruption event occurs or is continuing on the final valuation date, then the closing price of the Reference Asset for that valuation date will be determined (or, if not determinable, estimated by the calculation agent in a manner which is considered to be commercially reasonable under the circumstances) by the calculation agent on that final valuation date, regardless of the occurrence or continuation of a market disruption event on that day. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the closing price of the Reference Asset that would have prevailed in the absence of the market disruption event.

A market disruption event means one or more of the following events, as determined by the calculation agent in its sole discretion:

A.	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Reference Asset (or the successor Reference Asset, as defined below) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);
B.	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the Reference Asset (or successor Reference Asset) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of the Reference Asset;
C.	with respect to an ETF that is a Reference Asset, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of the relevant underlying index (or the successor underlying index, as defined below) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the underlying index or any successor underlying index;
D.	with respect to an ETF that is a Reference Asset, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant underlying index (or the successor underlying index) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the underlying index or any successor underlying index;
E.	the determination that a scheduled valuation date is not a trading day by reason of an extraordinary event, occurrence, declaration, or otherwise.

For the purpose of determining whether a market disruption event has occurred:

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1.	a limitation on the hours in a trading day and/or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange;
2.	a decision to permanently discontinue trading in the shares of the Reference Asset (or successor Reference Asset) or the relevant futures or options contracts relating to such shares or, if applicable, the relevant underlying index (or any successor underlying index), will not constitute a market disruption event;
3.	a suspension in trading in a futures or options contract on the shares of the Reference Asset (or successor Reference Asset) or, if applicable, the relevant underlying index (or any successor underlying index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Reference Asset;
4.	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and
5.	for the purpose of paragraphs (A) and (C) above, any limitations on trading during significant market fluctuations under New York Stock Exchange (“NYSE”) Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the calculation agent, will be considered “material.”

Anti-Dilution Adjustments

The Initial Price, Buffer Price and Barrier Price will be specified in the relevant pricing supplement. The calculation agent will adjust the Initial Price, Buffer Price and Barrier Price if any of the dilution events described below occurs with respect to the Reference Asset after the applicable pricing date.

The calculation agent will adjust the Initial Price, Buffer Price and Barrier Price as described below, but only if an event below under this section occurs with respect to the Reference Asset and only if the relevant event occurs during the period described under the applicable subsection. The Initial Price, Buffer Price and Barrier Price will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the Reference Asset.

If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Price, Buffer Price and Barrier Price the calculation agent will adjust that Initial Price, Buffer Price and Barrier Price for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Therefore, having adjusted the Initial Price, Buffer Price and Barrier Price for the first event, the calculation agent will adjust the Initial Price, Buffer Price and Barrier Price for the second event, applying the required adjustment to the Initial Price, Buffer Price and Barrier Price as already adjusted for the first event, and so on for each event. If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

Share Splits and Share Dividends

A share split is an increase in the number of a corporation’s outstanding shares without any change in its shareholders’ equity. When a corporation pays a share dividend, it issues additional shares of its share to all holders of its outstanding shares in proportion to the shares they own. Each outstanding share will be worth less as a result of a share split or share dividend.

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If the Reference Asset is subject to a share split or receives a share dividend, then the calculation agent will adjust the Initial Price, Buffer Price and Barrier Price by dividing the prior Initial Price — that is, the Initial Price, Buffer Price and Barrier Price before the share split or share dividend — by the number equal to: (1) the number of shares of the Reference Asset outstanding immediately after the share split or share dividend becomes effective; divided by (2) the number of shares of the Reference Asset outstanding immediately before the share split or share dividend becomes effective. The Initial Price, Buffer Price and Barrier Price will not be adjusted, however, unless:

•	in the case of a share split, the first day on which the Reference Asset trades without the right to receive the share split occurs after the pricing date and on or before the applicable valuation date; or
•	in the case of a share dividend, the ex-dividend date occurs after the pricing date and on or before the applicable valuation date.

The ex-dividend date for any dividend or other distribution with respect to the Reference Asset is the first day on which the Reference Asset trades without the right to receive that dividend or other distribution.

Reverse Share Splits

A reverse share split is a decrease in the number of a corporation’s outstanding shares without any change in its shareholders’ equity. Each outstanding share will be worth more as a result of a reverse share split.

If the Reference Asset is subject to a reverse share split, then the calculation agent will adjust the Initial Price, Buffer Price and Barrier Price by multiplying the prior Initial Price, Buffer Price and Barrier Price by a number equal to: (1) the number of shares of the Reference Asset outstanding immediately before the reverse share split becomes effective; divided by (2) the number of shares of the Reference Asset outstanding immediately after the reverse share split becomes effective. The Initial Price, Buffer Price and Barrier Price will not be adjusted, however, unless the reverse share split becomes effective after the pricing date and on or before the applicable valuation date.

Extraordinary Dividends

Any distribution or dividend on the Reference Asset determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the issuer’s historical dividend practices will be deemed to be an extraordinary dividend. The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to the Reference Asset, the calculation agent will adjust the Initial Price, Buffer Price and Barrier Price to equal the product of: (1) the prior Initial Price, Buffer Price and Barrier Price, times (2) a fraction, the numerator of which is the amount by which the closing price of the Reference Asset on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of the Reference Asset on the business day before the ex-dividend date. The Initial Price, Buffer Price and Barrier Price will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the applicable valuation date.

The extraordinary dividend amount with respect to an extraordinary dividend for the Reference Asset equals:

•	for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Reference Asset minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Reference Asset; or
•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.
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To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the Reference Asset that is a share dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Initial Price, Buffer Price and Barrier Price only as described under “— Share Splits and Share Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of the Reference Asset issues transferable rights or warrants to all holders of the Reference Asset to subscribe for or purchase the Reference Asset at an exercise price per share that is less than the closing price of the Reference Asset on the business day before the ex-dividend date for the issuance, then the applicable Initial Price, Buffer Price and Barrier Price will be adjusted by multiplying the prior Initial Price, Buffer Price and Barrier Price by the following fraction:

•	the numerator will be the number of shares of the Reference Asset outstanding at the close of business on the day immediately preceding that ex-dividend date plus the number of additional shares of the Reference Asset offered for subscription or purchase under those transferable rights or warrants, and
•	the denominator will be the number of shares of the Reference Asset outstanding at the close of business on the day immediately preceding that ex-dividend date plus the number of additional shares of the Reference Asset that the aggregate offering price of the total number of shares of the Reference Asset so offered for subscription or purchase would purchase at the closing price of the Reference Asset on the trading day immediately preceding that ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the trading day immediately preceding that ex-dividend date.

The Initial Price, Buffer Price and Barrier Price will not be adjusted, however, unless the ex-dividend date described above occurs after the pricing date and on or before the applicable valuation date.

Reorganization Events

If the issuer of the Reference Asset undergoes a reorganization event in which property other than the Reference Asset—e.g., cash and securities of another issuer—is distributed in respect of the Reference Asset, then, for purposes of calculating the price of the Reference Asset, the calculation agent will determine the closing price of the Reference Asset on the valuation date to equal the value of the cash, securities and other property distributed in respect of one share of the Reference Asset.

If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the calculation agent will, in its sole discretion, substitute another share for that Reference Asset.

Each of the following is a reorganization event with respect to the Reference Asset:

•	the Reference Asset is reclassified or changed;
•	the issuer of the Reference Asset has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding shares are exchanged for or converted into other property;
•	a statutory share exchange involving the outstanding shares and the securities of another entity occurs, other than as part of an event described in the two bullet points above;
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•	the issuer of the Reference Asset sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;
•	the issuer of the Reference Asset effects a spin-off—that is, issues to all holders of the Reference Asset equity securities of another issuer, other than as part of an event described in the four bullet points above;
•	the issuer of the Reference Asset is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or
•	another entity completes a tender or exchange offer for all of the outstanding shares of the issuer of the Reference Asset.

Valuation of Distribution Property

If a reorganization event occurs with respect to the Reference Asset, and the calculation agent does not substitute another share for the Reference Asset as described in “— Substitution” below, then the calculation agent will determine the applicable closing price on each valuation date so as to equal the value of the property — whether it be cash, securities or other property — distributed in the reorganization event in respect of one share of the Reference Asset, as the Reference Asset existed before the date of the reorganization. We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below. The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the pricing date and on or before the applicable valuation date.

For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the Reference Asset may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs and the calculation agent adjusts the closing price of the Reference Asset on a valuation date to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price. The calculation agent will do so to the same extent that it would make determinations if the Reference Asset were outstanding and were affected by the same kinds of events.

For example, if the issuer of the Reference Asset merges into another company and each share of the Reference Asset is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on each valuation date the closing price of a share of the Reference Asset will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash. The calculation agent will further determine the common share component of such closing price to reflect any later share split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in “— Anti-Dilution Adjustments” or as described above in this “— Reorganization Events” section as if the common shares were the Reference Asset. In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of the Reference Asset or in respect of whatever securities whose value determines the closing price on a valuation date if any adjustment resulting from a reorganization event has been made in respect of a prior event. In the case of a spin-off, the distribution property also includes the Reference Asset in respect of which the distribution is made.

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If a reorganization event occurs, the distribution property distributed in the event will be substituted for the Reference Asset as described above. Consequently, in this product prospectus supplement, when we refer to the Reference Asset, we mean any distribution property that is distributed in a reorganization event in respect of the Reference Asset. Similarly, when we refer to the issuer of the Reference Asset, we mean any successor entity in a reorganization event.

Substitution

If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the Reference Asset upon becoming subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another share for the Reference Asset. In such case, the adjustments described above in “— Valuation of Distribution Property” will not apply.

If the calculation agent so determines, it may choose, in its sole discretion, the share of a different company listed on a national securities exchange or quotation system as a substitute for the Reference Asset. For all purposes, the substitute share will be deemed to be a share for purposes hereof.

The calculation agent will determine, in its sole discretion, the Initial Price, Buffer Price and Barrier Price and/or the manner of valuation of the substitute share. The calculation agent will have the right to make such adjustments to the calculation of the individual share performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Adjustments Relating to ADRs

The Reference Asset may consist of ADRs of the Underlying Company. As a result, for purposes of any adjustments relating to ADRs, the calculation agent will consider the effect of any of the relevant events on the holders of the Reference Asset. For example, if a holder of the Reference Asset receives an extraordinary dividend, the provisions described in this section would apply to the Reference Asset. On the other hand, if a spin-off occurs, and the Reference Asset represents both the spun-off security as well as the existing Reference Asset, the calculation agent may determine not to effect the anti-dilution adjustments set forth in this section. More particularly, the calculation agent may not make an adjustment (1) if holders of the Reference Asset are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the calculation agent determines that the Underlying Company or the depositary for the ADRs has adjusted the number of common shares of the Underlying Company represented by each share of Reference Asset so that the market price of the Reference Asset would not be affected by the corporate event in question.

If the Underlying Company or the depository for the ADRs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the Underlying Company represented by each share of Reference Asset, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depository for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the notes as the calculation agent determines appropriate to account for that event.

Other Events and Adjustments

The calculation agent may make such adjustments to the terms of the notes with respect to any of the events described above, as it deems in its discretion is necessary to ensure an equitable result.

Payment of Additional Amounts and Tax Redemption

Unless otherwise set forth in the applicable pricing supplement, the Bank will pay additional amounts as described under “Description of the Debt Securities — Payment of Additional Amounts” and will have the option to redeem the notes as described under “— Tax Redemption” in the accompanying prospectus.

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Events of Default

Unless otherwise specified in the applicable pricing supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable on the notes upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable as described under the caption “— Payment at Maturity,” calculated as if the date of acceleration were the final valuation date.

If the maturity of the notes is accelerated because of an event of default, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary, of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modified Business Day

Any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. We discuss this term under “—Special Calculation Provisions” below.

Role of Calculation Agent

The calculation agent will make all determinations relating to the notes, including, but not limited to, the price of the Reference Asset, business days, market disruption events, discontinuance of or material change to an ETF, and the amount payable on your notes.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Unless we specify otherwise in the applicable pricing supplement, we will serve as the initial calculation agent for the notes.  We may appoint a different institution to serve as calculation agent from time to time without your consent and without notifying you of the change.

Special Calculation Provisions

Business Day

The term “business day” means, for any note, a day that meets all the following applicable requirements:

•	for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto;
•	if the note has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the applicable principal financial center;

If the applicable pricing supplement specifies a different meaning for the term business day, we will use that modified definition in determining any payment date as well as the maturity date for your notes.  For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with no interest payable on account of the delay. The term “business day” with respect to your note may have a different meaning than it does for other notes.

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Trading Day

When we refer to a trading day with respect to your notes, we mean a day on which the principal trading market for the Reference Asset is open for trading, unless otherwise specified in the relevant pricing supplement. If the applicable pricing supplement specifies a different meaning for the term trading day, we will use that modified definition in determining any valuation date.

Form, Exchange and Transfer

Unless we specify otherwise in the applicable pricing supplement, the notes will be issued:

•	only in fully-registered form;
•	without interest coupons; and
•	in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

If a note is issued as a registered global note, only the depositary — e.g., DTC, Euroclear and Clearstream, each as defined under “Book-Entry Procedures and Settlement” in the accompanying prospectus — will be entitled to transfer and exchange the note as described in this subsection because the depositary will be the sole registered holder of the note and is referred to below as the “holder.”  Those who own beneficial interests in a global note do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants.  We describe book-entry procedures under “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Holders of notes issued in fully-registered form may have their notes broken into more notes of smaller denominations of not less than US$1,000, or combined into fewer notes of larger denominations, as long as the total principal amount is not changed.  This is called an exchange.

To the extent the notes are certificated, holders may exchange or register the transfer of notes at the office of the trustee.  Notes may be transferred by endorsement. Holders may also replace lost, stolen or mutilated notes at that office.  The trustee acts as our agent for registering notes in the names of holders and registering the transfer of notes.  We may change this appointment to another entity or perform it ourselves.  The entity performing the role of maintaining the list of registered holders is called the security registrar.  It will also record transfers.  The trustee may require an indemnity before replacing any notes.

Holders will not be required to pay a service charge to register the transfer or exchange of notes, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer.  The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the applicable pricing supplement.  We may cancel the designation of any particular transfer agent.  We may also approve a change in the office through which any transfer agent acts.

If the notes are redeemable and we redeem less than all of the notes of a particular series, we may block the registration of transfer or exchange of notes during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing.  We may also refuse to register transfers or exchanges of notes selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any note being partially redeemed.

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Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day (the “record date”) in advance of each due date for interest, even if that person no longer owns notes on the interest due date.  Holders (or those who own a beneficial interest in the notes) buying and selling notes must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date.  The most common manner is to adjust the sale price of the securities to prorate interest fairly between buyer and seller.  This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in the City of New York.  That office is currently located at 101 Barclay Street, New York, NY 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office.  These offices are called paying agents.  We may also choose to act as our own paying agent or choose one of our subsidiaries to do so.  We must notify holders of changes in the paying agents for any particular series of notes.

Notices

We and the trustee will send notices regarding the notes only to registered holders, using their addresses as listed in the trustee’s records.  With respect to who is a registered “holder” for this purpose, see “Forms of the Debt Securities” and “Book-Entry Procedures and Settlement” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City.  The payment at maturity will only be made when the notes are surrendered to the trustee at that office.  We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Other Provisions; Addenda

Any provisions relating to the notes may be modified and/or supplemented by the terms as specified under “Other Provisions” in the applicable notes or in an addendum relating to the applicable notes and, in each case, in the applicable pricing supplement.

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Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds.”  We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities, commodities or over-the-counter derivative instruments linked to the applicable Reference Asset(s) and any securities, commodities or other assets held by the Reference Asset(s) prior to or on the pricing date.  From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.  We or our affiliates may close out our or their hedge on or before the maturity date.

The hedging activity discussed above may adversely affect the market value of the notes from time to time.  See “Additional Risk Factors Specific to Your Notes — Risks Relating to the Notes in General — Trading Activities by the Bank or its Affiliates May Adversely Affect the Market Value of the Notes” in this product prospectus supplement for a discussion of these adverse effects.

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REFERENCE ASSET Issuers

In the relevant pricing supplement, we will provide summary information on the business of the issuers of the equity securities or on the investment advisers’ investment strategies of the ETFs constituting the Reference Asset based on publicly available documents.

The Reference Asset will be registered under the United States Securities Exchange Act of 1934, as amended (“Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC. This information is filed with the SEC and can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, information filed by the Reference Asset issuers with the SEC electronically is available to the public over the Internet at the SEC’s website at http://www.sec.gov. Information filed with the SEC by the Reference Asset issuers under the Exchange Act can be located by referencing their SEC file numbers, which may be specified in the relevant pricing supplement. In addition, information about the Reference Asset issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information. We have not independently verified the accuracy or completeness of any such information.

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Hypothetical Returns on Your Notes

The applicable pricing supplement may include a table or chart showing hypothetical amounts that could be delivered for your notes at maturity, based on a range of hypothetical prices of the Reference Asset and on various key assumptions shown in the applicable pricing supplement.

Any table or chart showing hypothetical amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact of various hypothetical prices of the Reference Asset on any valuation date, as calculated in the manner described in the applicable pricing supplement and assuming all other variables remained constant. The hypothetical amounts listed in the applicable pricing supplement will be entirely hypothetical. They will be based on prices of the Reference Asset that may not be achieved on the relevant valuation date and on assumptions that may prove to be erroneous.

As calculated in the applicable pricing supplement, the hypothetical amounts payable on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes, that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the Reference Asset.

We may provide historical price information on the Reference Asset or applicable Basket Components in the applicable pricing supplement. You should not take any of those historical prices as an indication of the future performance. We cannot give you any assurance that the price of the Reference Asset or Basket Components will not decrease (or, in the case of bearish notes, increase), thus causing you to receive an amount that is less than the principal amount of your notes at maturity.

We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under “Additional Risk Factors Specific to the Notes” above.

We cannot predict the prices of the Reference Asset or, therefore, the payment at maturity. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be paid in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the Reference Asset.

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Supplemental Discussion of Canadian Tax Consequences

An investor should read carefully the description of the principal Canadian federal income tax considerations relevant to a Non-resident Holder owning notes under “Tax Consequences – Canadian Taxation” in the accompanying prospectus. The applicable pricing supplement may describe the principal Canadian federal income tax considerations relevant to a Non-resident Holder owning notes which shall, to the extent so described or to the extent inconsistent with the accompanying prospectus, replace or modify the description in the accompanying prospectus.

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Supplemental Discussion of U.S. Federal Income Tax Consequences

The following is a general description of the material U.S. tax consequences relating to the notes. It does not purport to be a complete analysis of all tax consequences relating to the notes and does not address the effects of any state, local or non-U.S. tax laws or the potential application of the additional Medicare tax on unearned income. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and, except as discussed below, assumes the notes are not treated as indebtedness for U.S. federal income tax purposes.  It applies only to those initial holders that purchase notes upon original issuance and who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN.  BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the issuer of a Reference Asset or any issuer of a Basket Component (or in the case of an ETF, any issuer of the shares that it holds) would be treated as a “passive foreign investment company” within the meaning of Section 1297 of the Code or a “U.S. real property holding corporation” within the meaning of Section 897 of the Code. If the issuer of a Reference Asset or any issuer of a Basket Component (or in the case of an ETF, any issuer of the shares that it holds) were so treated, certain adverse U.S. federal income tax consequences could possibly apply. You should refer to any available information filed with the SEC and other authorities by the issuer of a Reference Asset or issuers of the Basket Components (or in the case of an ETF, the issuers of the shares that it holds) and consult your tax advisor regarding the possible consequences to you in this regard.

We intend to treat a note with terms described in this product prospectus supplement as a pre-paid cash-settled derivative contract in respect of the Reference Asset or Basket for U.S. federal income tax purposes, and the terms of the notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization.  If the notes are so treated, subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, a U.S. Holder should generally recognize capital gain or loss upon the sale or maturity of the notes in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the notes.  In general, a U.S. Holder’s tax basis in the notes will be equal to the price the holder paid for the notes.  Capital gain recognized by an individual U.S. Holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less.  The deductibility of capital losses is subject to limitations.  The holding period for notes of a U.S. Holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes.  If the notes are held by the same U.S. Holder until maturity, that holder’s holding period will generally include the maturity date. It is possible that the Internal Revenue Service could assert that a U.S. Holder’s holding period in respect of the notes should end on the date on which the amount the holder is entitled to receive upon the maturity of the notes is determined, even though the holder will not receive any amounts from us in respect of the notes prior to the maturity of the notes. In such case, if that date is not in excess of one year from the issue date, a U.S. Holder may be treated as having a holding period in respect of the notes that is one year or less even if the holder receives cash upon maturity of the notes at a time that is more than one year after the beginning of its holding period.

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Potential Application of Section 1260 of the Internal Revenue Code.  If the Reference Asset or any Basket Component is the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-thru entities such as ETFs, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, unless otherwise specified in the applicable supplement, there exists a substantial risk that an investment in a note is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Code applies.  If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a note will be recharacterized as ordinary income (the “Excess Gain”).  In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale or maturity (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale or maturity).

If an investment in a note is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of the note will be recharacterized as ordinary income.  It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the note will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the note and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the note attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets upon the date of sale or maturity of the note at fair market value (and appropriately taking into account any leveraged upside exposure).  Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero. Alternatively, the Internal Revenue Service may contend that the Excess Gain should not be limited to amounts attributable to a Section 1260 Financial Asset, but should instead apply to all of the Reference Asset(s). To the extent any gain is treated as long-term capital gain after application of the recharacterization rules of Section 1260 of the Code, such gain would be subject to U.S. federal income tax at the rates that would have been applicable to the net underlying long-term capital gain. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the note.

Alternative Treatments.  Alternative tax treatments of the notes are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  For example, it is possible to treat the notes, and the Internal Revenue Service might assert that the notes should be treated, as a single debt instrument.  If the notes have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments.  If the notes are so treated, a holder would generally be required to accrue interest currently over the term of the notes even though that holder will not receive any payments from us prior to maturity.  In addition, any gain a holder might recognize upon the sale or maturity of the notes would generally be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss.  If the notes are treated as a single debt instrument that has a term of no more than one year, the notes would be treated as a single contingent short-term debt instrument, which would also result in tax consequences that are different from those described above.

Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the Internal Revenue Service could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above.  For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the sale or maturity of the notes should be treated as ordinary gain or loss.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the notes.  According to the notice, the Internal Revenue Service and the U.S. Treasury Department are actively considering whether the holder of an instrument similar to the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the U.S. Treasury Department are

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also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Code, which very generally can operate to recharacterize certain long-term capital gains as ordinary income and impose an interest charge, might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  Unless stated otherwise in the relevant supplement, we intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this product prospectus supplement unless and until such time as the U.S. Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Backup Withholding and Information Reporting.  Payments made with respect to the notes and proceeds from the sale or maturity of the notes may be subject to a backup withholding tax unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld generally will be refunded by the Internal Revenue Service or allowed as a credit against the holder's U.S. federal income tax liability, provided the holder makes a timely filing of an appropriate tax return or refund claim to the Internal Revenue Service.

Reports will be made to the Internal Revenue Service and to holders that are not excepted from the reporting requirements.

Non-U.S. Holders.  The following discussion applies to non-U.S. Holders of the notes. A “non-U.S. Holder” is a beneficial owner of a note that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

Except as discussed below, a non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the notes, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the notes.  In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. Holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.  Payments made to a non-U.S. Holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.

A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. Holder.  Under proposed U.S. Treasury Department regulations, certain payments (including deemed payments) that are contingent upon or determined by reference to actual or estimated U.S. source dividends with respect to certain equity-linked instruments, whether explicitly stated or implicitly taken into account in computing one or more of the terms of such instruments, including the notes, may be treated as dividend equivalents.  If enacted in their current form, the regulations will impose a withholding tax on payments or deemed payments made on the notes on or after January 1, 2016 that are treated as dividend equivalents.  However, the U.S. Treasury Department and Internal Revenue Service have announced that they intend to limit this withholding to equity-linked instruments issued on or after the date that is 90 days after the date of publication in the U.S. Federal Register of final regulations addressing dividend equivalent withholding. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the notes to be treated as U.S. source and subject to withholding tax, we will withhold tax at the applicable statutory rate.  The Internal Revenue Service has also indicated that it is considering whether income in respect of instruments such as the notes should be subject to withholding tax.  We will not be required to pay any additional amounts in respect of such withholding. Prospective investors should consult their own tax advisors in this regard.

PS-41

Foreign Account Tax Compliance Act. See the discussion under “Tax Consequences — United States Taxation — Foreign Account Tax Compliance Act” in the accompanying prospectus. In addition, foreign financial institutions that fail to comply with the withholding and reporting requirements of FATCA and certain account holders that do not provide sufficient information under the requirements of FATCA will be subject to a 30% withholding tax on certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“withholdable payments”). A non-financial foreign entity also will generally be subject to a 30% withholding tax on withholdable payments unless it provides the withholding agent with certification that it does not have any substantial U.S. owners or certification identifying the direct and indirect substantial U.S. owners of the entity. Withholdable payments may include payments treated as dividend equivalents and the gross proceeds of any contract that results in the payment of a dividend equivalent. Under certain circumstances, a holder may be eligible for refunds or credits of FACTA withholding tax. In the case of a withholdable payment that is both subject to withholding under FATCA and subject to withholding under the U.S. Treasury Department regulations governing dividend equivalents, the withholding agent may generally credit the withholding under FATCA against its liability for any tax due under the U.S. Treasury Department regulations governing dividend equivalents.

The withholding and reporting requirements of FATCA generally apply to U.S. source periodic payments currently and apply to payments of gross proceeds after December 31, 2016. A note that gives rise to a withholdable payment solely because the note is treated as giving rise to a dividend equivalent is exempt from FATCA withholding tax under a grandfathering provision if the note is executed on or before the date that is six months after the date on which obligations such as the notes are first treated as giving rise to dividend equivalents. We will not be required to pay any additional amounts in respect of such withholding. Foreign financial institutions, certain account holders and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors should consult their own tax advisors in this regard.

PS-42

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) and on those persons who are fiduciaries with respect to ERISA Plans. Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the covered bonds. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Internal Revenue Code, such as individual retirement accounts, including entities whose underlying assets include the assets of such plans (together with ERISA Plans, “Plans”) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction”.

The Bank and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, the Bank (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a Plan, and with respect to which the Bank or any of its affiliates is a ‘‘party in interest” or a “disqualified person”, unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager”, for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b) (17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than “adequate consideration” in connection with the transaction. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and any such plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither the Bank nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or any exercise related thereto or as a result of any exercise by the Bank or any of its affiliates of any rights in connection with the notes, and no advice provided by the Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in notes, you should consult your legal counsel.

PS-43

Supplemental Plan of Distribution (Conflicts of Interest)

We and TD Securities (USA) LLC, as agent, have entered into a distribution agreement with respect to the notes.  The agent or agents through whom the notes will be offered will be identified in the applicable pricing supplement.  Subject to certain conditions, the agent has agreed to use its reasonable efforts to solicit purchases of the notes.  We have the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agent may also reject any offer to purchase notes.  We will pay the agent a commission on any notes sold through the agent. The commission is expected to range from 1% to 5% of the principal amount of the notes, or in such other amount as may be agreed between the agent and the Bank.

We may also sell notes to the agent, who will purchase the notes as principal for its own account.  In that case, we will either pay the agent a commission as discussed above or the agent may purchase the notes at a price equal to the issue price specified in the applicable pricing supplement, less a discount to be agreed with us at the time of the offering.

The agent may resell any notes it purchases as principal to other brokers or dealers at a discount, which may include all or part of the discount the agent received from us.  If all the notes are not sold at the initial offering price, the agent may change the offering price and the other selling terms.

We may also sell notes directly to investors.  We will not pay commissions on notes we sell directly.

We have reserved the right to withdraw, cancel or modify the offer made by the applicable pricing supplement without notice and may reject orders in whole or in part whether placed directly with us or with an agent.  No termination date has been established for the offering of the notes.

The agent, whether acting as agent or principal, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933 (the “Securities Act”).  We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.

If the agent sells notes to dealers who resell to investors and the agent pays the dealers all or part of the discount or commission it receives from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act.

Unless otherwise indicated in any pricing supplement, payment of the purchase price of notes, other than notes denominated in a non-U.S. dollar currency, will be required to be made in funds immediately available in The City of New York.  The notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds.

We may appoint additional agents with respect to the notes.  Any other agents will be named in the applicable pricing supplements and those agents will enter into the distribution agreement referred to above.  The agent referred to above and any additional agents may engage in commercial banking and investment banking and other transactions with and perform services for the Bank and its affiliates in the ordinary course of business.  TD Securities (USA) LLC is an affiliate of the Bank and may resell notes to or through another of our affiliates, as selling agent.

The notes are a new issue of securities, and there will be no established trading market for any note before its original issue date.  We do not plan to list the notes on a securities exchange or quotation system.  We have been advised by TD Securities (USA) LLC that it may make a market in the notes offered through it.  However, neither TD Securities (USA) LLC nor any of our other affiliates nor any other agent named in your pricing supplement that makes a market is obligated to do so, and any of them may stop doing so at any time without notice.  No assurance can be given as to the liquidity or trading market for the notes.

PS-44

The agent may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than it would otherwise be in the absence of such transactions.  The agent is not required to engage in these activities, and may end any of these activities at any time.

In addition to offering notes through the agent as discussed above, other senior debt securities of the Bank that have terms substantially similar to the terms of the notes offered under this product prospectus supplement may in the future be offered, concurrently with the offering of the notes, on a continuing basis by the Bank.  Any of these senior debt securities sold pursuant to the distribution agreement or sold by the Bank directly to investors will reduce the aggregate amount of notes which may be offered by this product prospectus supplement.

Market-Making Transactions

If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale.  A market-making transaction is one in which an agent or other person resells a note that it has previously acquired from another holder.  A market-making transaction in a particular note occurs after the original sale of the note.  For more information regarding market-making transactions, see “Plan of Distribution — Market-Making Resales By the Bank and its Affiliates” in the accompanying prospectus.

Please note that the information about the settlement or pricing date, issue price discounts or commissions and net proceeds to the Bank in the applicable pricing supplement relates only to the initial issuance and sale of your notes.  If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Conflicts of Interest

TD Securities (USA) LLC is an affiliate of The Toronto-Dominion Bank.  Accordingly, this offering is being made in compliance with the requirements of the Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Because the debt securities to be offered will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. Neither TD Securities (USA) LLC nor any other FINRA member participating in an offering of the debt securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

PS-45

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this product prospectus supplement, the accompanying prospectus or any pricing supplement and, if given or made, such information or representation must not be relied upon as having been authorized by The Toronto-Dominion Bank or the agent. This product prospectus supplement, the accompanying prospectus and any pricing supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in the applicable pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this product prospectus supplement, the accompanying prospectus and any pricing supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

The Toronto-Dominion Bank

Senior Debt Securities

Market-Linked Notes Linked to One or More Equity Securities or Exchange Traded Funds

August 31, 2015